FOR IMMEDIATE RELEASE                    CONTACT: Christine Parker
Communications Specialist
(248) 631-5438
christineparker@trimascorp.com

TRIMAS CORPORATION ANNOUNCES INCREASE
IN REVOLVING FACILTY COMMITMENTS

BLOOMFIELD HILLS, Michigan, November 30, 2011 - TriMas Corporation (NASDAQ: TRS) - a diversified manufacturer of engineered and applied products - announced today that it has received an additional $15 million commitment from Wells Fargo Bank, N.A. under its existing senior secured revolving credit facility ('Facility”). This increases the Company's total revolving credit capacity under the Facility to $125 million.

“The increase in our revolving facility commitments is another important step in the growth of our Company and demonstrates the confidence Wells Fargo has in TriMas,” said Mark Zeffiro, TriMas' chief financial officer. “The increased capacity enhances our available liquidity and will allow us to continue to pursue our long-term growth objectives and strategies, including bolt-on acquisitions and entry into new global markets.”

Cautionary Notice Regarding Forward-looking Statements
Any “forward-looking” statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, the Company's substantial leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About TriMas
Headquartered in Bloomfield Hills, Michigan, TriMas Corporation (NASDAQ: TRS) provides engineered and applied products for growing markets worldwide. TriMas is organized into six reportable segments: Packaging, Energy, Aerospace & Defense, Engineered Components, Cequent Asia Pacific and Cequent North America. TriMas has approximately 4,000 employees at more than 60 different facilities in 11 countries. For more information, visit www.trimascorp.com.

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